UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 6, 2025

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37388	47-1197305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(Address of principal executive offices) (Zip Code)
(888) 211-6011
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TLN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On January 6, 2025, Talen Energy Supply, LLC (the “Issuer”), a direct subsidiary of Talen Energy Corporation (the “Company”), issued a press release announcing that it is soliciting consents (the “Consent Solicitation”) to adopt certain proposed amendments to the Indenture, dated as of May 12, 2023, between the Issuer and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 17, 2023, among the Issuer, the guarantors party thereto (the “Guarantors”) and the Trustee, and as further amended by the second supplemental Indenture, dated as of October 6, 2023, among the Company, the Guarantors and the Trustee, relating to the Issuer’s $1,200,000,000 aggregate principal amount of 8.625% Senior Secured Notes due 2030 (the “Notes”) to (i) modify certain provisions, including certain covenants and related definitions, in the Indenture in order to substantially conform to the corresponding provisions set forth in the amendments to the Issuer’s credit agreement described in the Company’s Current Reports on Form 8-K filed on December 13, 2024 and December 20, 2024 and (ii) waive the Issuer’s right to optionally redeem up to 10.0% of the Notes prior to June 1, 2025 at a price equal to 103.000% of the aggregate principal amount of Notes to be redeemed. A copy of the press release announcing the Consent Solicitation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description.
99.1	Press Release dated January 6, 2025.
104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION
Date:	January 6, 2025	By:	/s/ Terry L. Nutt
		Name:	Terry L. Nutt
		Title:	Chief Financial Officer
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